Exhibit 99.1

News Release

Trustmark Corporation Announces First Quarter 2022 Financial Results

Loan and Deposit Growth Continues, Credit Quality Remains Strong,

Insurance and Wealth Management Revenue Expands

JACKSON, Miss. – April 26, 2022 – Trustmark Corporation (NASDAQGS:TRMK) reported net income of $29.2 million in the first quarter of 2022, representing diluted earnings per share of $0.47.  Trustmark’s Board of Directors declared a quarterly cash dividend of $0.23 per share payable June 15, 2022, to shareholders of record on June 1, 2022.

First Quarter Highlights

•	Total revenue expanded 2.9% from the prior quarter to $153.5 million
•	Net interest income (FTE) grew 1.1% from the prior quarter to $102.3 million, resulting in a 5 basis point expansion in the net interest margin to 2.58%
•	Noninterest income increased 6.6% from the prior quarter to $54.1 million, representing 35.3% of total revenue
•	Credit quality remained strong; provision for credit losses was a negative $2.0 million in first quarter

Duane A. Dewey, President and CEO, stated, “Our first quarter financial performance reflects solid loan growth and expansion in both net interest income and noninterest income. Our balance sheet is well-positioned for additional increases in interest rates and credit quality remains a hallmark of the organization.  We continue to focus on efficiency enhancements throughout the organization, including rationalization of the branch network as well as investments in technology to better serve customers.  Trustmark remains well-positioned to serve and expand our customer base and create long-term value for our shareholders.”

Balance Sheet Management

•	Loans held for investment (HFI) increased 1.5% from the prior quarter and 4.1% year-over-year
•	Deposits grew 0.2% linked-quarter and 5.1% year-over-year
•	Maintained strong capital position with CET1 ratio of 11.23% and total risk-based capital ratio of 13.53%

Loans HFI totaled $10.4 billion at March 31, 2022, reflecting an increase of $149.3 million, or 1.5%, linked-quarter and $413.4 million, or 4.1%, year-over-year.  The linked-quarter growth reflects increases in 1-4 family mortgage loans, commercial and industrial loans, and loans to municipalities. Growth in these areas was partially offset by reductions in other loans, construction, land development and other land loans, and other real estate secured loans.  Trustmark’s loan portfolio remains well-diversified by loan type and geography.

Deposits totaled $15.1 billion at March 31, 2022, up $26.1 million, or 0.2%, from the prior quarter and $729.9 million, or 5.1%, year-over-year.  Trustmark continues to maintain a strong liquidity position as loans HFI represented 68.8% of total deposits at March 31, 2022.  Noninterest-bearing deposits represented 31.4% of total deposits at the end of the first quarter, compared to 31.6% in the prior quarter.  Interest-bearing deposit costs totaled 0.11% for the first quarter, a decrease of 2 basis points from the prior quarter.  The total cost of interest-bearing liabilities was 0.16% for the first quarter of 2022, a decrease of 3 basis points from the prior quarter.

During the first quarter, Trustmark repurchased $9.1 million, or approximately 279 thousand of its common shares, in open market transactions.  At March 31, 2022, Trustmark had $90.9 million in remaining authority under its existing stock repurchase program, which expires December 31, 2022.  The repurchase program, which is subject to market conditions and management discretion, will continue to be implemented through open market repurchases or privately negotiated transactions.  At March 31, 2022, Trustmark’s tangible equity to tangible assets ratio was 7.29%, while its total risk-based capital ratio was 13.53%.  Tangible book value per share was $20.22 at March 31, 2022, down 7.8% from the prior quarter reflecting a decline in other comprehensive income due to valuation adjustments on securities available for sale resulting from the increase in market interest rates during the first quarter.

Credit Quality

•	Allowance for credit losses (ACL) represented 484.01% of nonaccrual loans, excluding individually evaluated loans, at March 31, 2022
•	Recoveries exceeded charge-offs in the first quarter
•	Other real estate totaled $3.2 million at March 31, 2022

Nonaccrual loans totaled $64.4 million at March 31, 2022, up $1.7 million from the prior quarter and $885 thousand year-over-year.  Other real estate totaled $3.2 million, reflecting a $1.4 million decrease from the prior quarter and a decline of $7.5 million year-over-year. Collectively, nonperforming assets totaled $67.6 million at March 31, 2022, reflecting a linked-quarter increase of $331 thousand and a year-over-year decrease of $6.6 million.

The provision for credit losses for loans HFI was a negative $860 thousand in the first quarter while the provision for credit losses for off-balance sheet credit exposures was a negative $1.1 million.  Collectively, the provision for credit losses totaled a negative $2.0 million in the first quarter and was attributable to an increase in reserves due to individually analyzed loans and loan growth which were more than offset by improvements in the macroeconomic forecast and credit quality.

Allocation of Trustmark’s $98.7 million allowance for credit losses on loans HFI represented 0.95% of commercial loans and 0.96% of consumer and home mortgage loans, resulting in an allowance to total loans HFI of 0.95% at March 31, 2022.  Management believes the level of the ACL is commensurate with the credit losses currently expected in the loan portfolio.

Revenue Generation

•	Pre-provision net revenue totaled $31.9 million, an increase of 7.8% linked-quarter; please refer to the Consolidated Financial Information, Footnote 6 – Non-GAAP Financial Measures
•	Net interest income (FTE) excluding Paycheck Protection Program (PPP) interest and fees totaled $102.2 million, up 1.3% linked-quarter
•	Noninterest income increased 6.6% linked-quarter to total $54.1 million, which represented 35.3% of total revenue

Revenue in the first quarter totaled $153.5 million, up 2.9% from the prior quarter and down 5.8% from the same quarter in the prior year.  The linked-quarter increase reflected higher net interest income as well as increased noninterest income. The decline in revenue year-over-year was attributable principally to a reduction in interest and fees on PPP loans as well as the decline in mortgage banking revenues from historically high levels.

Net interest income (FTE) in the first quarter totaled $102.3 million, resulting in a net interest margin of 2.58%, up 5 basis points from the prior quarter.  The net interest margin, excluding PPP loans and Federal Reserve Bank balance, totaled 2.88% the first quarter, an increase of 6 basis points when compared to the prior quarter.  The expansion of the net interest margin excluding PPP loans and the Federal Reserve Bank balance was due to increases in the yields on the loans held for investment and held for sale portfolio and the securities portfolio as well as lower costs of interest-bearing liabilities.

Noninterest income in the first quarter totaled $54.1 million, an increase of $3.3 million from the prior quarter and a decrease of $6.5 million year-over-year.  The linked-quarter increases in insurance, wealth management and other, net revenue, which includes a gain on the sale of a former branch facility, were offset in part by a decline in mortgage banking revenue.  Mortgage loan production in the first quarter totaled $544.3 million, down 7.9% from the prior quarter and 29.0% year-over-year.  Mortgage banking revenue totaled $9.9 million in the first quarter, a decrease of $1.7 million from the prior quarter and $10.9 million year-over-year.  The linked-quarter and year-over-year declines were principally attributable to reduced volumes and spreads, which collectively resulted in lower net gains on sales of mortgage loans in the secondary market.

Insurance revenue totaled $14.1 million in the first quarter, up 20.3%, or $2.4 million, from the fourth quarter of 2021 and 13.2%, or $1.6 million, year-over-year.  The linked-quarter and year-over-year increase primarily reflected growth in commercial property and casualty commissions.  Wealth management revenue in the first quarter totaled $9.1 million, an increase of $297 thousand, or 3.4%, from the prior quarter and $638 thousand, or 7.6%, year-over-year.  The linked-quarter growth reflected higher trust management revenue while growth year-over-year reflects increased trust management and brokerage revenue.

Noninterest Expense

•	Noninterest expense totaled $121.5 million in first quarter, up 1.7% linked-quarter and unchanged year-over year
•

Adjusted noninterest expense, which excludes ORE expense, amortization of intangibles, and charitable contributions resulting in state tax credits totaled $120.6 million in the first quarter, up 2.1% from the prior quarter and 0.3% year-over-year.  Please refer to the Consolidated Financial Information, Footnote 6 – Non-GAAP Financial Measures

Noninterest expense in the first quarter was $121.5 million, up $2.1 million, or 1.7%, from the prior quarter.  Salaries and employee benefits increased $1.3 million linked-quarter principally due to payroll taxes. Services and fees increased $1.5 million linked-quarter due to continued investments in technology and higher professional fees while net occupancy-premises expense grew $263 thousand linked-quarter.  Equipment expense and other expense collectively declined $1.1 million linked-quarter.

FIT2GROW

•	Comprehensive program of Focus, Innovation and Transformation to enhance Trustmark’s growth and profitability
•	Market optimization initiatives to accelerate

“We have accelerated our efforts to optimize our branch network, reflecting changing customer preferences and the continued migration to mobile and digital banking channels. We have identified 11 branch offices across the franchise to be closed during 2022, with estimated annualized expense savings of $2.0 million in 2023.  Many of these offices are near other existing Trustmark locations.  We also anticipate additional opportunities to realign our organizational structure to serve customers more effectively.  These initiatives are components of FIT2GROW, a comprehensive program of Focus, Innovation and Transformation designed to enhance Trustmark’s ability to grow and serve customers and build long-term value for our shareholders.  More information on these important initiatives will be provided in coming quarters,” said Dewey.

Additional Information

As previously announced, Trustmark will conduct a conference call with analysts on Wednesday, April 27, 2022, at 8:30 a.m. Central Time to discuss the Corporation’s financial results.  Interested parties may listen to the conference call by dialing (877) 317-3051 or by clicking on the link provided under the Investor Relations section of our website at www.trustmark.com.  A replay of the conference call will also be available through Wednesday, May 11, 2022, in archived format at the same web address or by calling (877) 344-7529, passcode 7381408.

Trustmark is a financial services company providing banking and financial solutions through 179 offices in Alabama, Florida, Mississippi, Tennessee and Texas.

Forward-Looking Statements

Certain statements contained in this document constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by words such as “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “seek,” “continue,” “could,” “would,” “future” or the negative of those terms or other words of similar meaning. You should read statements that contain these words carefully because they discuss our future expectations or state other “forward-looking” information. These forward-looking statements include, but are not limited to, statements relating to anticipated future operating and financial performance measures, including net interest margin, credit quality, business initiatives, growth opportunities and growth rates, among other things, and encompass any estimate, prediction, expectation, projection, opinion, anticipation, outlook or statement of belief included therein as well as the management assumptions underlying these forward-looking statements. You should be aware that the occurrence of the events described under the caption Item 1A. Risk Factors in this report could have an adverse effect on our business, results of operations and financial condition. Should one or more of these risks materialize, or should any such underlying assumptions prove to be significantly different, actual results may vary significantly from those anticipated, estimated, projected or expected. Furthermore, many of these risks and uncertainties are currently amplified by and may continue to be amplified by or may, in the future, be amplified by, the novel coronavirus (COVID-19) pandemic, and also by the effectiveness of varying governmental responses in ameliorating the impact of the pandemic on our customers and the economies where they operate.

Risks that could cause actual results to differ materially from current expectations of Management include, but are not limited to, changes in the level of nonperforming assets and charge-offs, an increase in unemployment levels and slowdowns in economic growth, our ability to manage the impact of the COVID-19 pandemic on our markets, as well as the effectiveness of actions of federal, state and local governments and agencies (including the Board of Governors of the Federal Reserve System (FRB)) to mitigate its spread and economic impact, local, state and national economic and market conditions, conditions in the housing and real estate markets in the regions in which Trustmark operates and the extent and duration of the current volatility in the credit and financial markets, levels of and volatility in crude oil prices, changes in our ability to measure the fair value of assets in our portfolio, material changes in the level and/or volatility of market interest rates, the performance and demand for the products and services we offer, including the level and timing of withdrawals from our deposit accounts, the costs and effects of litigation and of unexpected or adverse outcomes in such litigation, our ability to attract noninterest-bearing deposits and other low-cost funds, competition in loan and deposit pricing, as well as the entry of new competitors into our markets through de novo expansion and acquisitions, economic conditions, including the potential impact of issues related to the European financial system and monetary and other governmental actions designed to address credit, securities, and/or commodity markets, the enactment of legislation and changes in existing regulations or enforcement practices or the adoption of new regulations, changes in accounting standards and practices, including changes in the interpretation of existing standards, that affect our consolidated financial statements, changes in consumer spending, borrowings and savings habits, technological changes, changes in the financial performance or condition of our borrowers, changes in our ability to control expenses, greater than expected costs or difficulties related to the integration of acquisitions or new products and lines of business, cyber-attacks and other breaches which could affect our information system security, natural disasters, environmental disasters, pandemics or other health crises, acts of war or terrorism, and other risks described in our filings with the Securities and Exchange Commission (SEC).

Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Except as required by law, we undertake no obligation to update or revise any of this information, whether as the result of new information, future events or developments or otherwise.

Trustmark Investor Contacts:	Trustmark Media Contact:
Thomas C. Owens	Melanie A. Morgan
Treasurer and	Senior Vice President
Principal Financial Officer	601-208-2979
601-208-7853

F. Joseph Rein, Jr.

Senior Vice President

601-208-6898

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
March 31, 2022
($ in thousands)
(unaudited)

				Linked Quarter		Year over Year
QUARTERLY AVERAGE BALANCES	3/31/2022	12/31/2021	3/31/2021	$ Change	% Change	$ Change	% Change
Securities AFS-taxable	$3,245,502	$3,156,740	$2,098,089	$88,762	2.8%	$1,147,413	54.7%
Securities AFS-nontaxable	5,127	5,143	5,190	(16)	-0.3%	(63)	-1.2%
Securities HTM-taxable	410,851	364,038	489,260	46,813	12.9%	(78,409)	-16.0%
Securities HTM-nontaxable	7,327	7,618	24,070	(291)	-3.8%	(16,743)	-69.6%
Total securities	3,668,807	3,533,539	2,616,609	135,268	3.8%	1,052,198	40.2%
Paycheck protection program loans (PPP)	29,009	42,749	598,139	(13,740)	-32.1%	(569,130)	-95.2%
Loans (includes loans held for sale)	10,550,712	10,487,679	10,316,319	63,033	0.6%	234,393	2.3%
Fed funds sold and reverse repurchases	56	58	136	(2)	-3.4%	(80)	-58.8%
Other earning assets	1,811,713	1,839,498	1,667,906	(27,785)	-1.5%	143,807	8.6%
Total earning assets	16,060,297	15,903,523	15,199,109	156,774	1.0%	861,188	5.7%
Allowance for credit losses (ACL), loans held for investment (LHFI)	(99,390)	(104,148)	(119,557)	4,758	4.6%	20,167	16.9%
Other assets	1,550,848	1,570,501	1,601,250	(19,653)	-1.3%	(50,402)	-3.1%
Total assets	$17,511,755	$17,369,876	$16,680,802	$141,879	0.8%	$830,953	5.0%

Interest-bearing demand deposits	$4,429,056	$4,353,599	$3,743,651	$75,457	1.7%	$685,405	18.3%
Savings deposits	4,791,104	4,585,624	4,659,037	205,480	4.5%	132,067	2.8%
Time deposits	1,193,435	1,220,083	1,371,830	(26,648)	-2.2%	(178,395)	-13.0%
Total interest-bearing deposits	10,413,595	10,159,306	9,774,518	254,289	2.5%	639,077	6.5%
Fed funds purchased and repurchases	212,006	201,856	166,909	10,150	5.0%	45,097	27.0%
Other borrowings	91,090	94,328	166,926	(3,238)	-3.4%	(75,836)	-45.4%
Subordinated notes	123,061	123,007	122,875	54	0.0%	186	0.2%
Junior subordinated debt securities	61,856	61,856	61,856	—	0.0%	—	0.0%
Total interest-bearing liabilities	10,901,608	10,640,353	10,293,084	261,255	2.5%	608,524	5.9%
Noninterest-bearing deposits	4,601,108	4,679,951	4,363,559	(78,843)	-1.7%	237,549	5.4%
Other liabilities	295,287	291,449	264,808	3,838	1.3%	30,479	11.5%
Total liabilities	15,798,003	15,611,753	14,921,451	186,250	1.2%	876,552	5.9%
Shareholders' equity	1,713,752	1,758,123	1,759,351	(44,371)	-2.5%	(45,599)	-2.6%
Total liabilities and equity	$17,511,755	$17,369,876	$16,680,802	$141,879	0.8%	$830,953	5.0%

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
March 31, 2022
($ in thousands)
(unaudited)

				Linked Quarter		Year over Year
PERIOD END BALANCES	3/31/2022	12/31/2021	3/31/2021	$ Change	% Change	$ Change	% Change
Cash and due from banks	$1,917,564	$2,266,829	$1,774,541	$(349,265)	-15.4%	$143,023	8.1%
Securities available for sale	3,018,246	3,238,877	2,337,676	(220,631)	-6.8%	680,570	29.1%
Securities held to maturity	607,598	342,537	493,738	265,061	77.4%	113,860	23.1%
PPP loans	18,579	33,336	679,725	(14,757)	-44.3%	(661,146)	-97.3%
Loans held for sale (LHFS)	222,538	275,706	412,999	(53,168)	-19.3%	(190,461)	-46.1%
Loans held for investment (LHFI)	10,397,129	10,247,829	9,983,704	149,300	1.5%	413,425	4.1%
ACL LHFI	(98,734)	(99,457)	(109,191)	723	0.7%	10,457	9.6%
Net LHFI	10,298,395	10,148,372	9,874,513	150,023	1.5%	423,882	4.3%
Premises and equipment, net	207,301	205,644	199,098	1,657	0.8%	8,203	4.1%
Mortgage servicing rights	111,050	87,687	83,035	23,363	26.6%	28,015	33.7%
Goodwill	384,237	384,237	384,237	—	0.0%	—	0.0%
Identifiable intangible assets	4,591	5,074	6,724	(483)	-9.5%	(2,133)	-31.7%
Other real estate	3,187	4,557	10,651	(1,370)	-30.1%	(7,464)	-70.1%
Operating lease right-of-use assets	34,048	34,603	33,704	(555)	-1.6%	344	1.0%
Other assets	614,217	568,177	587,672	46,040	8.1%	26,545	4.5%
Total assets	$17,441,551	$17,595,636	$16,878,313	$(154,085)	-0.9%	$563,238	3.3%

Deposits:
Noninterest-bearing	$4,739,102	$4,771,065	$4,705,991	$(31,963)	-0.7%	$33,111	0.7%
Interest-bearing	10,374,190	10,316,095	9,677,449	58,095	0.6%	696,741	7.2%
Total deposits	15,113,292	15,087,160	14,383,440	26,132	0.2%	729,852	5.1%
Fed funds purchased and repurchases	170,499	238,577	160,991	(68,078)	-28.5%	9,508	5.9%
Other borrowings	84,644	91,025	145,994	(6,381)	-7.0%	(61,350)	-42.0%
Subordinated notes	123,097	123,042	122,877	55	0.0%	220	0.2%
Junior subordinated debt securities	61,856	61,856	61,856	—	0.0%	—	0.0%
ACL on off-balance sheet credit exposures	34,517	35,623	29,205	(1,106)	-3.1%	5,312	18.2%
Operating lease liabilities	35,912	36,468	35,389	(556)	-1.5%	523	1.5%
Other liabilities	186,352	180,574	178,856	5,778	3.2%	7,496	4.2%
Total liabilities	15,810,169	15,854,325	15,118,608	(44,156)	-0.3%	691,561	4.6%
Common stock	12,806	12,845	13,209	(39)	-0.3%	(403)	-3.1%
Capital surplus	167,094	175,913	229,892	(8,819)	-5.0%	(62,798)	-27.3%
Retained earnings	1,600,138	1,585,113	1,533,110	15,025	0.9%	67,028	4.4%
Accumulated other comprehensive income (loss), net of tax	(148,656)	(32,560)	(16,506)	(116,096)	n/m	(132,150)	n/m
Total shareholders' equity	1,631,382	1,741,311	1,759,705	(109,929)	-6.3%	(128,323)	-7.3%
Total liabilities and equity	$17,441,551	$17,595,636	$16,878,313	$(154,085)	-0.9%	$563,238	3.3%

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
March 31, 2022
($ in thousands except per share data)
(unaudited)

	Quarter Ended			Linked Quarter		Year over Year
INCOME STATEMENTS	3/31/2022	12/31/2021	3/31/2021	$ Change	% Change	$ Change	% Change
Interest and fees on LHFS & LHFI-FTE	$93,252	$94,137	$93,394	$(885)	-0.9%	$(142)	-0.2%
Interest and fees on PPP loans	168	397	9,241	(229)	-57.7%	(9,073)	-98.2%
Interest on securities-taxable	12,357	10,796	8,938	1,561	14.5%	3,419	38.3%
Interest on securities-tax exempt-FTE	122	123	290	(1)	-0.8%	(168)	-57.9%
Other interest income	817	826	503	(9)	-1.1%	314	62.4%
Total interest income-FTE	106,716	106,279	112,366	437	0.4%	(5,650)	-5.0%
Interest on deposits	2,760	3,401	5,223	(641)	-18.8%	(2,463)	-47.2%
Interest on fed funds purchased and repurchases	70	66	56	4	6.1%	14	25.0%
Other interest expense	1,539	1,580	1,857	(41)	-2.6%	(318)	-17.1%
Total interest expense	4,369	5,047	7,136	(678)	-13.4%	(2,767)	-38.8%
Net interest income-FTE	102,347	101,232	105,230	1,115	1.1%	(2,883)	-2.7%
Provision for credit losses, LHFI	(860)	(4,515)	(10,501)	3,655	81.0%	9,641	91.8%
Provision for credit losses, off-balance sheet credit exposures	(1,106)	2,939	(9,367)	(4,045)	n/m	8,261	88.2%
Net interest income after provision-FTE	104,313	102,808	125,098	1,505	1.5%	(20,785)	-16.6%
Service charges on deposit accounts	9,451	9,366	7,356	85	0.9%	2,095	28.5%
Bank card and other fees	8,442	8,340	9,472	102	1.2%	(1,030)	-10.9%
Mortgage banking, net	9,873	11,609	20,804	(1,736)	-15.0%	(10,931)	-52.5%
Insurance commissions	14,089	11,716	12,445	2,373	20.3%	1,644	13.2%
Wealth management	9,054	8,757	8,416	297	3.4%	638	7.6%
Other, net	3,206	979	2,090	2,227	n/m	1,116	53.4%
Total noninterest income	54,115	50,767	60,583	3,348	6.6%	(6,468)	-10.7%
Salaries and employee benefits	69,585	68,258	71,162	1,327	1.9%	(1,577)	-2.2%
Services and fees	24,453	22,904	22,484	1,549	6.8%	1,969	8.8%
Net occupancy-premises	7,079	6,816	6,795	263	3.9%	284	4.2%
Equipment expense	6,061	6,585	6,244	(524)	-8.0%	(183)	-2.9%
Other expense	14,341	14,906	14,863	(565)	-3.8%	(522)	-3.5%
Total noninterest expense	121,519	119,469	121,548	2,050	1.7%	(29)	0.0%
Income before income taxes and tax eq adj	36,909	34,106	64,133	2,803	8.2%	(27,224)	-42.4%
Tax equivalent adjustment	3,003	2,906	2,894	97	3.3%	109	3.8%
Income before income taxes	33,906	31,200	61,239	2,706	8.7%	(27,333)	-44.6%
Income taxes	4,695	4,978	9,277	(283)	-5.7%	(4,582)	-49.4%
Net income	$29,211	$26,222	$51,962	$2,989	11.4%	$(22,751)	-43.8%

Per share data
Earnings per share - basic	$0.47	$0.42	$0.82	$0.05	11.9%	$(0.35)	-42.7%

Earnings per share - diluted	$0.47	$0.42	$0.82	$0.05	11.9%	$(0.35)	-42.7%

Dividends per share	$0.23	$0.23	$0.23	—	0.0%	—	0.0%

Weighted average shares outstanding
Basic	61,514,395	62,037,884	63,395,911

Diluted	61,709,797	62,264,983	63,562,503

Period end shares outstanding	61,463,392	61,648,679	63,394,522

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
March 31, 2022
($ in thousands)
(unaudited)

	Quarter Ended			Linked Quarter		Year over Year
NONPERFORMING ASSETS (1)	3/31/2022	12/31/2021	3/31/2021	$ Change	% Change	$ Change	% Change
Nonaccrual LHFI
Alabama	$7,506	$8,182	$9,161	$(676)	-8.3%	$(1,655)	-18.1%
Florida	310	313	607	(3)	-1.0%	(297)	-48.9%
Mississippi (2)	21,318	21,636	35,534	(318)	-1.5%	(14,216)	-40.0%
Tennessee (3)	9,266	10,501	12,451	(1,235)	-11.8%	(3,185)	-25.6%
Texas	25,999	22,066	5,761	3,933	17.8%	20,238	n/m
Total nonaccrual LHFI	64,399	62,698	63,514	1,701	2.7%	885	1.4%
Other real estate
Alabama	—	—	3,085	—	n/m	(3,085)	-100.0%
Mississippi (2)	3,187	4,557	7,566	(1,370)	-30.1%	(4,379)	-57.9%
Tennessee (3)	—	—	—	—	n/m	—	n/m
Total other real estate	3,187	4,557	10,651	(1,370)	-30.1%	(7,464)	-70.1%
Total nonperforming assets	$67,586	$67,255	$74,165	$331	0.5%	$(6,579)	-8.9%

LOANS PAST DUE OVER 90 DAYS (1)
LHFI	$1,503	$2,114	$2,593	$(611)	-28.9%	$(1,090)	-42.0%

LHFS-Guaranteed GNMA serviced loans
(no obligation to repurchase)	$62,078	$69,894	$109,566	$(7,816)	-11.2%	$(47,488)	-43.3%

	Quarter Ended			Linked Quarter		Year over Year
ACL LHFI (1)	3/31/2022	12/31/2021	3/31/2021	$ Change	% Change	$ Change	% Change
Beginning Balance	$99,457	$104,073	$117,306	$(4,616)	-4.4%	$(17,849)	-15.2%
Provision for credit losses, LHFI	(860)	(4,515)	(10,501)	3,655	81.0%	9,641	91.8%
Charge-offs	(2,242)	(2,616)	(1,245)	374	14.3%	(997)	-80.1%
Recoveries	2,379	2,515	3,631	(136)	-5.4%	(1,252)	-34.5%
Net (charge-offs) recoveries	137	(101)	2,386	238	n/m	(2,249)	-94.3%
Ending Balance	$98,734	$99,457	$109,191	$(723)	-0.7%	$(10,457)	-9.6%

NET (CHARGE-OFFS) RECOVERIES (1)
Alabama	$699	$747	$102	$(48)	-6.4%	$597	n/m
Florida	(26)	(32)	30	6	18.8%	(56)	n/m
Mississippi (2)	(88)	(683)	2,207	595	87.1%	(2,295)	n/m
Tennessee (3)	(424)	(130)	47	(294)	n/m	(471)	n/m
Texas	(24)	(3)	—	(21)	n/m	(24)	n/m
Total net (charge-offs) recoveries	$137	$(101)	$2,386	$238	n/m	$(2,249)	-94.3%

(1) Excludes PPP loans.
(2) Mississippi includes Central and Southern Mississippi Regions.
(3) Tennessee includes Memphis, Tennessee and Northern Mississippi Regions.

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
March 31, 2022
($ in thousands)
(unaudited)

	Quarter Ended
AVERAGE BALANCES	3/31/2022	12/31/2021	9/30/2021	6/30/2021	3/31/2021
Securities AFS-taxable	$3,245,502	$3,156,740	$2,686,765	$2,339,662	$2,098,089
Securities AFS-nontaxable	5,127	5,143	5,159	5,174	5,190
Securities HTM-taxable	410,851	364,038	401,685	441,688	489,260
Securities HTM-nontaxable	7,327	7,618	8,641	10,958	24,070
Total securities	3,668,807	3,533,539	3,102,250	2,797,482	2,616,609
PPP loans	29,009	42,749	122,176	648,222	598,139
Loans (includes loans held for sale)	10,550,712	10,487,679	10,389,826	10,315,927	10,316,319
Fed funds sold and reverse repurchases	56	58	69	55	136
Other earning assets	1,811,713	1,839,498	2,038,515	1,750,385	1,667,906
Total earning assets	16,060,297	15,903,523	15,652,836	15,512,071	15,199,109
ACL LHFI	(99,390)	(104,148)	(104,857)	(112,346)	(119,557)
Other assets	1,550,848	1,570,501	1,602,611	1,622,388	1,601,250
Total assets	$17,511,755	$17,369,876	$17,150,590	$17,022,113	$16,680,802

Interest-bearing demand deposits	$4,429,056	$4,353,599	$4,224,717	$4,056,910	$3,743,651
Savings deposits	4,791,104	4,585,624	4,617,683	4,627,180	4,659,037
Time deposits	1,193,435	1,220,083	1,258,829	1,301,896	1,371,830
Total interest-bearing deposits	10,413,595	10,159,306	10,101,229	9,985,986	9,774,518
Fed funds purchased and repurchases	212,006	201,856	147,635	174,620	166,909
Other borrowings	91,090	94,328	109,735	132,199	166,926
Subordinated notes	123,061	123,007	122,951	122,897	122,875
Junior subordinated debt securities	61,856	61,856	61,856	61,856	61,856
Total interest-bearing liabilities	10,901,608	10,640,353	10,543,406	10,477,558	10,293,084
Noninterest-bearing deposits	4,601,108	4,679,951	4,566,924	4,512,268	4,363,559
Other liabilities	295,287	291,449	257,956	251,582	264,808
Total liabilities	15,798,003	15,611,753	15,368,286	15,241,408	14,921,451
Shareholders' equity	1,713,752	1,758,123	1,782,304	1,780,705	1,759,351
Total liabilities and equity	$17,511,755	$17,369,876	$17,150,590	$17,022,113	$16,680,802

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
March 31, 2022
($ in thousands)
(unaudited)

PERIOD END BALANCES	3/31/2022	12/31/2021	9/30/2021	6/30/2021	3/31/2021
Cash and due from banks	$1,917,564	$2,266,829	$2,175,058	$2,267,224	$1,774,541
Securities available for sale	3,018,246	3,238,877	3,057,605	2,548,739	2,337,676
Securities held to maturity	607,598	342,537	394,905	433,012	493,738
PPP loans	18,579	33,336	46,486	166,119	679,725
LHFS	222,538	275,706	335,339	332,132	412,999
LHFI	10,397,129	10,247,829	10,174,899	10,152,869	9,983,704
ACL LHFI	(98,734)	(99,457)	(104,073)	(104,032)	(109,191)
Net LHFI	10,298,395	10,148,372	10,070,826	10,048,837	9,874,513
Premises and equipment, net	207,301	205,644	201,937	200,970	199,098
Mortgage servicing rights	111,050	87,687	84,101	80,764	83,035
Goodwill	384,237	384,237	384,237	384,237	384,237
Identifiable intangible assets	4,591	5,074	5,621	6,170	6,724
Other real estate	3,187	4,557	6,213	9,439	10,651
Operating lease right-of-use assets	34,048	34,603	34,689	33,201	33,704
Other assets	614,217	568,177	567,627	587,288	587,672
Total assets	$17,441,551	$17,595,636	$17,364,644	$17,098,132	$16,878,313

Deposits:
Noninterest-bearing	$4,739,102	$4,771,065	$4,987,885	$4,446,991	$4,705,991
Interest-bearing	10,374,190	10,316,095	9,934,954	10,185,093	9,677,449
Total deposits	15,113,292	15,087,160	14,922,839	14,632,084	14,383,440
Fed funds purchased and repurchases	170,499	238,577	146,417	157,176	160,991
Other borrowings	84,644	91,025	94,889	117,223	145,994
Subordinated notes	123,097	123,042	122,987	122,932	122,877
Junior subordinated debt securities	61,856	61,856	61,856	61,856	61,856
ACL on off-balance sheet credit exposures	34,517	35,623	32,684	33,733	29,205
Operating lease liabilities	35,912	36,468	36,531	34,959	35,389
Other liabilities	186,352	180,574	177,494	158,860	178,856
Total liabilities	15,810,169	15,854,325	15,595,697	15,318,823	15,118,608
Common stock	12,806	12,845	13,014	13,079	13,209
Capital surplus	167,094	175,913	201,837	210,420	229,892
Retained earnings	1,600,138	1,585,113	1,573,176	1,566,451	1,533,110
Accumulated other comprehensive income (loss), net of tax	(148,656)	(32,560)	(19,080)	(10,641)	(16,506)
Total shareholders' equity	1,631,382	1,741,311	1,768,947	1,779,309	1,759,705
Total liabilities and equity	$17,441,551	$17,595,636	$17,364,644	$17,098,132	$16,878,313

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
March 31, 2022
($ in thousands except per share data)
(unaudited)

	Quarter Ended
INCOME STATEMENTS	3/31/2022	12/31/2021	9/30/2021	6/30/2021	3/31/2021
Interest and fees on LHFS & LHFI-FTE	$93,252	$94,137	$94,101	$93,698	$93,394
Interest and fees on PPP loans	168	397	1,533	25,555	9,241
Interest on securities-taxable	12,357	10,796	9,973	8,991	8,938
Interest on securities-tax exempt-FTE	122	123	132	149	290
Other interest income	817	826	949	489	503
Total interest income-FTE	106,716	106,279	106,688	128,882	112,366
Interest on deposits	2,760	3,401	3,691	4,630	5,223
Interest on fed funds purchased and repurchases	70	66	51	59	56
Other interest expense	1,539	1,580	1,733	1,813	1,857
Total interest expense	4,369	5,047	5,475	6,502	7,136
Net interest income-FTE	102,347	101,232	101,213	122,380	105,230
Provision for credit losses, LHFI	(860)	(4,515)	(2,492)	(3,991)	(10,501)
Provision for credit losses, off-balance sheet credit exposures	(1,106)	2,939	(1,049)	4,528	(9,367)
Net interest income after provision-FTE	104,313	102,808	104,754	121,843	125,098
Service charges on deposit accounts	9,451	9,366	8,911	7,613	7,356
Bank card and other fees	8,442	8,340	8,549	8,301	9,472
Mortgage banking, net	9,873	11,609	14,004	17,333	20,804
Insurance commissions	14,089	11,716	12,133	12,217	12,445
Wealth management	9,054	8,757	9,071	8,946	8,416
Other, net	3,206	979	1,481	2,001	2,090
Total noninterest income	54,115	50,767	54,149	56,411	60,583
Salaries and employee benefits	69,585	68,258	74,623	70,115	71,162
Services and fees	24,453	22,904	22,306	21,769	22,484
Net occupancy-premises	7,079	6,816	6,854	6,578	6,795
Equipment expense	6,061	6,585	5,941	5,567	6,244
Other expense	14,341	14,906	19,876	14,650	14,863
Total noninterest expense	121,519	119,469	129,600	118,679	121,548
Income before income taxes and tax eq adj	36,909	34,106	29,303	59,575	64,133
Tax equivalent adjustment	3,003	2,906	2,947	2,957	2,894
Income before income taxes	33,906	31,200	26,356	56,618	61,239
Income taxes	4,695	4,978	5,156	8,637	9,277
Net income	$29,211	$26,222	$21,200	$47,981	$51,962

Per share data
Earnings per share - basic	$0.47	$0.42	$0.34	$0.76	$0.82

Earnings per share - diluted	$0.47	$0.42	$0.34	$0.76	$0.82

Dividends per share	$0.23	$0.23	$0.23	$0.23	$0.23

Weighted average shares outstanding
Basic	61,514,395	62,037,884	62,521,684	63,214,593	63,395,911

Diluted	61,709,797	62,264,983	62,730,157	63,409,683	63,562,503

Period end shares outstanding	61,463,392	61,648,679	62,461,832	62,773,226	63,394,522

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
March 31, 2022
($ in thousands)
(unaudited)

	Quarter Ended
NONPERFORMING ASSETS (1)	3/31/2022	12/31/2021	9/30/2021	6/30/2021	3/31/2021
Nonaccrual LHFI
Alabama	$7,506	$8,182	$9,223	$8,952	$9,161
Florida	310	313	381	467	607
Mississippi (2)	21,318	21,636	22,898	23,422	35,534
Tennessee (3)	9,266	10,501	10,356	10,751	12,451
Texas	25,999	22,066	23,382	7,856	5,761
Total nonaccrual LHFI	64,399	62,698	66,240	51,448	63,514
Other real estate
Alabama	—	—	613	2,830	3,085
Mississippi (2)	3,187	4,557	5,600	6,550	7,566
Tennessee (3)	—	—	—	59	—
Total other real estate	3,187	4,557	6,213	9,439	10,651
Total nonperforming assets	$67,586	$67,255	$72,453	$60,887	$74,165

LOANS PAST DUE OVER 90 DAYS (1)
LHFI	$1,503	$2,114	$625	$423	$2,593

LHFS-Guaranteed GNMA serviced loans
(no obligation to repurchase)	$62,078	$69,894	$75,091	$81,538	$109,566

	Quarter Ended
ACL LHFI (1)	3/31/2022	12/31/2021	9/30/2021	6/30/2021	3/31/2021
Beginning Balance	$99,457	$104,073	$104,032	$109,191	$117,306
Provision for credit losses, LHFI	(860)	(4,515)	(2,492)	(3,991)	(10,501)
Charge-offs	(2,242)	(2,616)	(1,586)	(4,828)	(1,245)
Recoveries	2,379	2,515	4,119	3,660	3,631
Net (charge-offs) recoveries	137	(101)	2,533	(1,168)	2,386
Ending Balance	$98,734	$99,457	$104,073	$104,032	$109,191

NET (CHARGE-OFFS) RECOVERIES (1)
Alabama	$699	$747	$247	$203	$102
Florida	(26)	(32)	356	167	30
Mississippi (2)	(88)	(683)	1,436	(3,071)	2,207
Tennessee (3)	(424)	(130)	(8)	1,031	47
Texas	(24)	(3)	502	502	—
Total net (charge-offs) recoveries	$137	$(101)	$2,533	$(1,168)	$2,386

(1) Excludes PPP loans.
(2) Mississippi includes Central and Southern Mississippi Regions.
(3) Tennessee includes Memphis, Tennessee and Northern Mississippi Regions.

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
March 31, 2022
(unaudited)

	Quarter Ended
FINANCIAL RATIOS AND OTHER DATA	3/31/2022	12/31/2021	9/30/2021	6/30/2021	3/31/2021
Return on average equity	6.91%	5.92%	4.72%	10.81%	11.98%
Return on average tangible equity	9.05%	7.72%	6.16%	13.96%	15.56%
Return on average assets	0.68%	0.60%	0.49%	1.13%	1.26%
Interest margin - Yield - FTE	2.69%	2.65%	2.70%	3.33%	3.00%
Interest margin - Cost	0.11%	0.13%	0.14%	0.17%	0.19%
Net interest margin - FTE	2.58%	2.53%	2.57%	3.16%	2.81%
Efficiency ratio (1)	76.44%	76.52%	74.10%	64.31%	71.84%
Full-time equivalent employees	2,725	2,692	2,680	2,772	2,793

CREDIT QUALITY RATIOS (2)
Net (recoveries) charge-offs / average loans	-0.01%	0.00%	-0.10%	0.05%	-0.09%
Provision for credit losses, LHFI / average loans	-0.03%	-0.17%	-0.10%	-0.16%	-0.41%
Nonaccrual LHFI / (LHFI + LHFS)	0.61%	0.60%	0.63%	0.49%	0.61%
Nonperforming assets / (LHFI + LHFS)	0.64%	0.64%	0.69%	0.58%	0.71%
Nonperforming assets / (LHFI + LHFS + other real estate)	0.64%	0.64%	0.69%	0.58%	0.71%
ACL LHFI / LHFI	0.95%	0.97%	1.02%	1.02%	1.09%
ACL LHFI-commercial / commercial LHFI	0.95%	1.00%	1.05%	1.04%	1.13%
ACL LHFI-consumer / consumer and home mortgage LHFI	0.96%	0.87%	0.91%	0.98%	0.95%
ACL LHFI / nonaccrual LHFI	153.32%	158.63%	157.11%	202.21%	171.92%
ACL LHFI / nonaccrual LHFI (excl individually evaluated loans)	484.01%	500.85%	520.77%	537.35%	437.08%

CAPITAL RATIOS
Total equity / total assets	9.35%	9.90%	10.19%	10.41%	10.43%
Tangible equity / tangible assets	7.29%	7.86%	8.12%	8.31%	8.30%
Tangible equity / risk-weighted assets	9.79%	10.71%	11.19%	11.33%	11.23%
Tier 1 leverage ratio	8.66%	8.73%	8.92%	9.00%	9.11%
Common equity tier 1 capital ratio	11.23%	11.29%	11.68%	11.76%	11.71%
Tier 1 risk-based capital ratio	11.70%	11.77%	12.17%	12.25%	12.20%
Total risk-based capital ratio	13.53%	13.55%	14.01%	14.10%	14.07%

STOCK PERFORMANCE
Market value-Close	$30.39	$32.46	$32.22	$30.80	$33.66
Book value	$26.54	$28.25	$28.32	$28.35	$27.76
Tangible book value	$20.22	$21.93	$22.08	$22.13	$21.59

(1) See Note 6 – Non-GAAP Financial Measures in the Notes to Consolidated Financials for Trustmark’s efficiency ratio calculation.
(2) Excludes PPP loans.

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
March 31, 2022
($ in thousands)
(unaudited)

Note 1 - Securities Available for Sale and Held to Maturity

The following table is a summary of the estimated fair value of securities available for sale and the amortized cost of securities held to maturity:

	3/31/2022	12/31/2021	9/30/2021	6/30/2021	3/31/2021
SECURITIES AVAILABLE FOR SALE
U.S. Treasury securities	$361,822	$344,640	$278,615	$30,025	$—
U.S. Government agency obligations	12,623	13,727	14,979	16,023	17,349
Obligations of states and political subdivisions	5,359	5,714	5,734	5,807	5,798
Mortgage-backed securities
Residential mortgage pass-through securities
Guaranteed by GNMA	35,117	39,573	43,860	48,445	52,406
Issued by FNMA and FHLMC	2,038,331	2,218,429	2,187,412	1,983,783	1,749,144
Other residential mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	164,506	196,690	236,885	283,988	345,869
Commercial mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	400,488	420,104	290,120	180,668	167,110
Total securities available for sale	$3,018,246	$3,238,877	$3,057,605	$2,548,739	$2,337,676

SECURITIES HELD TO MATURITY
Obligations of states and political subdivisions	$7,324	$7,328	$10,683	$12,994	$26,554
Mortgage-backed securities
Residential mortgage pass-through securities
Guaranteed by GNMA	4,831	5,005	5,912	6,249	7,268
Issued by FNMA and FHLMC	192,373	43,444	48,554	53,406	61,855
Other residential mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	224,012	241,934	264,638	291,477	324,360
Commercial mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	179,058	44,826	65,118	68,886	73,701
Total securities held to maturity	$607,598	$342,537	$394,905	$433,012	$493,738

At March 31, 2022, the net unamortized, unrealized loss included in accumulated other comprehensive income (loss) in the accompanying balance sheet for securities held to maturity previously transferred from securities available for sale totaled approximately $5.8 million ($4.3 million, net of tax).

Management continues to focus on asset quality as one of the strategic goals of the securities portfolio, which is evidenced by the investment of 99.7% of the portfolio in GSE-backed obligations and other Aaa rated securities as determined by Moody’s. None of the securities owned by Trustmark are collateralized by assets which are considered sub-prime. Furthermore, outside of stock ownership in the Federal Home Loan Bank of Dallas, Federal Home Loan Bank of Atlanta and Federal Reserve Bank, Trustmark does not hold any other equity investment in a GSE.

Note 2 – Loan Composition

LHFI consisted of the following during the periods presented:

LHFI BY TYPE	3/31/2022	12/31/2021	9/30/2021	6/30/2021	3/31/2021
Loans secured by real estate:
Construction, land development and other land loans	$1,273,959	$1,308,781	$1,286,613	$1,360,302	$1,342,088
Secured by 1-4 family residential properties	2,106,998	1,977,993	1,891,292	1,810,396	1,742,782
Secured by nonfarm, nonresidential properties	2,975,039	2,977,084	2,924,953	2,819,662	2,799,195
Other real estate secured	715,939	726,043	986,163	1,078,622	1,135,005
Commercial and industrial loans	1,495,060	1,414,279	1,327,211	1,326,605	1,323,277
Consumer loans	154,215	159,472	157,963	153,519	153,267
State and other political subdivision loans	1,215,023	1,146,251	1,125,186	1,136,764	1,036,694
Other loans	460,896	537,926	475,518	466,999	451,396
LHFI	10,397,129	10,247,829	10,174,899	10,152,869	9,983,704
ACL LHFI	(98,734)	(99,457)	(104,073)	(104,032)	(109,191)
Net LHFI	$10,298,395	$10,148,372	$10,070,826	$10,048,837	$9,874,513

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
March 31, 2022
($ in thousands)
(unaudited)

Note 2 – Loan Composition (continued)

The following table presents the LHFI composition by region and reflects each region’s diversified mix of loans:

	March 31, 2022
LHFI - COMPOSITION BY REGION	Total	Alabama	Florida	Mississippi (Central and Southern Regions)	Tennessee (Memphis, TN and Northern MS Regions)	Texas
Loans secured by real estate:
Construction, land development and other land loans	$1,273,959	$529,999	$48,309	$352,191	$53,661	$289,799
Secured by 1-4 family residential properties	2,106,998	111,960	41,219	1,870,529	66,423	16,867
Secured by nonfarm, nonresidential properties	2,975,039	859,687	255,757	1,125,568	180,042	553,985
Other real estate secured	715,939	171,769	6,691	267,558	20,747	249,174
Commercial and industrial loans	1,495,060	323,940	24,462	637,245	280,006	229,407
Consumer loans	154,215	22,749	8,203	97,681	18,128	7,454
State and other political subdivision loans	1,215,023	89,009	73,548	758,807	33,627	260,032
Other loans	460,896	75,916	11,219	290,692	35,503	47,566
Loans	$10,397,129	$2,185,029	$469,408	$5,400,271	$688,137	$1,654,284

CONSTRUCTION, LAND DEVELOPMENT AND OTHER LAND LOANS BY REGION
Lots	$66,342	$30,229	$10,368	$16,696	$3,179	$5,870
Development	120,992	52,238	555	30,884	12,141	25,174
Unimproved land	102,184	24,360	11,889	33,738	11,020	21,177
1-4 family construction	338,813	157,819	20,402	93,811	26,304	40,477
Other construction	645,628	265,353	5,095	177,062	1,017	197,101
Construction, land development and other land loans	$1,273,959	$529,999	$48,309	$352,191	$53,661	$289,799

LOANS SECURED BY NONFARM, NONRESIDENTIAL PROPERTIES BY REGION
Non-owner occupied:
Retail	$354,974	$132,872	$35,777	$100,409	$22,650	$63,266
Office	200,790	68,636	22,721	65,783	11,708	31,942
Hotel/motel	340,296	185,774	77,052	31,274	31,782	14,414
Mini-storage	157,182	22,984	2,100	103,191	432	28,475
Industrial	281,324	91,265	19,647	100,512	133	69,767
Health care	60,365	20,933	1,073	35,057	357	2,945
Convenience stores	20,328	8,270	668	5,971	1,144	4,275
Nursing homes/senior living	247,036	97,362	—	86,447	6,101	57,126
Other	80,353	18,638	7,089	27,329	11,458	15,839
Total non-owner occupied loans	1,742,648	646,734	166,127	555,973	85,765	288,049

Owner-occupied:
Office	174,447	38,250	37,682	58,774	12,933	26,808
Churches	81,601	18,512	5,630	45,644	8,296	3,519
Industrial warehouses	179,800	17,012	2,683	51,383	18,796	89,926
Health care	117,428	11,815	6,709	81,711	2,257	14,936
Convenience stores	141,493	13,915	18,399	67,249	444	41,486
Retail	71,684	10,740	10,473	19,559	18,668	12,244
Restaurants	55,403	4,616	4,867	29,491	12,460	3,969
Auto dealerships	51,150	5,798	249	25,856	19,247	—
Nursing homes/senior living	236,661	85,536	—	124,925	—	26,200
Other	122,724	6,759	2,938	65,003	1,176	46,848
Total owner-occupied loans	1,232,391	212,953	89,630	569,595	94,277	265,936
Loans secured by nonfarm, nonresidential properties	$2,975,039	$859,687	$255,757	$1,125,568	$180,042	$553,985

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
March 31, 2022
($ in thousands)
(unaudited)

Note 3 – Yields on Earning Assets and Interest-Bearing Liabilities

The following table illustrates the yields on earning assets by category as well as the rates paid on interest-bearing liabilities on a tax equivalent basis:

	Quarter Ended
	3/31/2022	12/31/2021	9/30/2021	6/30/2021	3/31/2021
Securities – taxable	1.37%	1.22%	1.28%	1.30%	1.40%
Securities – nontaxable	3.97%	3.82%	3.79%	3.70%	4.02%
Securities – total	1.38%	1.23%	1.29%	1.31%	1.43%
PPP loans	2.35%	3.68%	4.98%	15.81%	6.27%
Loans - LHFI & LHFS	3.58%	3.56%	3.59%	3.64%	3.67%
Loans - total	3.58%	3.56%	3.61%	4.36%	3.81%
Other earning assets	0.18%	0.18%	0.18%	0.11%	0.12%
Total earning assets	2.69%	2.65%	2.70%	3.33%	3.00%

Interest-bearing deposits	0.11%	0.13%	0.14%	0.19%	0.22%
Fed funds purchased & repurchases	0.13%	0.13%	0.14%	0.14%	0.14%
Other borrowings	2.26%	2.25%	2.33%	2.29%	2.14%
Total interest-bearing liabilities	0.16%	0.19%	0.21%	0.25%	0.28%

Net interest margin	2.58%	2.53%	2.57%	3.16%	2.81%
Net interest margin excluding PPP loans and the FRB balance	2.88%	2.82%	2.90%	2.94%	2.99%
Reflected in the table above are yields on earning assets and liabilities, along with the net interest margin which equals reported net interest income-FTE, annualized, as a percent of average earning assets. In addition, the table includes net interest margin excluding PPP loans and the balance held at the Federal Reserve Bank of Atlanta (FRB), which equals reported net interest income-FTE excluding interest income on PPP loans and the FRB balance, annualized, as a percent of average earning assets excluding average PPP loans and the FRB balance.

At March 31, 2022 and December 31, 2021, the average FRB balance totaled $1.758 billion and $1.787 billion, respectively, and is included in other earning assets in the accompanying average consolidated balance sheets.

The net interest margin excluding PPP loans and the FRB balance totaled 2.88% for the first quarter of 2022, an increase of 6 basis points when compared to the fourth quarter of 2021.  The expansion of the net interest margin excluding PPP loans and the FRB balance was due to increases in the yields on the loans held for investment and held for sale portfolio and the securities portfolio which resulted from the higher interest-rate environment as well as lower costs of interest-bearing liabilities.

Note 4 – Mortgage Banking

Trustmark utilizes a portfolio of exchange-traded derivative instruments, such as Treasury note futures contracts and option contracts, to achieve a fair value return that offsets the changes in fair value of mortgage servicing rights (MSR) attributable to interest rates.  These transactions are considered freestanding derivatives that do not otherwise qualify for hedge accounting under generally accepted accounting principles (GAAP).  Changes in the fair value of these exchange-traded derivative instruments, including administrative costs, are recorded in noninterest income in mortgage banking, net and are offset by the changes in the fair value of the MSR.  The MSR fair value represents the present value of future cash flows, which among other things includes decay and the effect of changes in interest rates.  Ineffectiveness of hedging the MSR fair value is measured by comparing the change in value of hedge instruments to the change in the fair value of the MSR asset attributable to changes in interest rates and other market driven changes in valuation inputs and assumptions.  The impact of this strategy resulted in a net positive ineffectiveness of $1.0 million during the first quarter of 2022.

The following table illustrates the components of mortgage banking revenues included in noninterest income in the accompanying income statements:

	Quarter Ended
	3/31/2022	12/31/2021	9/30/2021	6/30/2021	3/31/2021
Mortgage servicing income, net	$6,429	$6,571	$6,406	$6,318	$6,181
Change in fair value-MSR from runoff	(3,785)	(4,745)	(5,283)	(5,029)	(5,103)
Gain on sales of loans, net	6,223	9,005	12,737	14,778	19,456
Mortgage banking income before hedge ineffectiveness	8,867	10,831	13,860	16,067	20,534
Change in fair value-MSR from market changes	22,020	2,221	1,806	(4,465)	13,696
Change in fair value of derivatives	(21,014)	(1,443)	(1,662)	5,731	(13,426)
Net positive (negative) hedge ineffectiveness	1,006	778	144	1,266	270
Mortgage banking, net	$9,873	$11,609	$14,004	$17,333	$20,804

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
March 31, 2022
($ in thousands)
(unaudited)

Note 5 – Other Noninterest Income and Expense

Other noninterest income consisted of the following for the periods presented:

	Quarter Ended
	3/31/2022	12/31/2021	9/30/2021	6/30/2021	3/31/2021
Partnership amortization for tax credit purposes	$(1,336)	$(2,455)	$(2,045)	$(1,989)	$(1,522)
Increase in life insurance cash surrender value	1,627	1,675	1,663	1,653	1,639
Other miscellaneous income	2,915	1,759	1,863	2,337	1,973
Total other, net	$3,206	$979	$1,481	$2,001	$2,090

Trustmark invests in partnerships that provide income tax credits on a Federal and/or State basis (i.e., new market tax credits, low-income housing tax credits and historical tax credits). The income tax credits related to these partnerships are utilized as specifically allowed by income tax law and are recorded as a reduction in income tax expense.

Other noninterest expense consisted of the following for the periods presented:

	Quarter Ended
	3/31/2022	12/31/2021	9/30/2021	6/30/2021	3/31/2021
Loan expense	$4,389	$3,221	$4,022	$3,738	$4,167
Amortization of intangibles	482	548	549	553	666
FDIC assessment expense	1,500	1,475	1,275	1,225	1,540
Regulatory settlement charge	—	—	5,000	—	—
Other real estate expense, net	35	336	1,357	1,511	324
Other miscellaneous expense	7,935	9,326	7,673	7,623	8,166
Total other expense	$14,341	$14,906	$19,876	$14,650	$14,863

Note 6 – Non-GAAP Financial Measures

In addition to capital ratios defined by GAAP and banking regulators, Trustmark utilizes various tangible common equity measures when evaluating capital utilization and adequacy. Tangible common equity, as defined by Trustmark, represents common equity less goodwill and identifiable intangible assets. Trustmark’s Common Equity Tier 1 capital includes common stock, capital surplus and retained earnings, and is reduced by goodwill and other intangible assets, net of associated net deferred tax liabilities as well as disallowed deferred tax assets and threshold deductions as applicable.

Trustmark believes these measures are important because they reflect the level of capital available to withstand unexpected market conditions. Additionally, presentation of these measures allows readers to compare certain aspects of Trustmark’s capitalization to other organizations. These ratios differ from capital measures defined by banking regulators principally in that the numerator excludes shareholders’ equity associated with preferred securities, the nature and extent of which varies across organizations. In Management’s experience, many stock analysts use tangible common equity measures in conjunction with more traditional bank capital ratios to compare capital adequacy of banking organizations with significant amounts of goodwill or other intangible assets, typically stemming from the use of the purchase accounting method in accounting for mergers and acquisitions.

These calculations are intended to complement the capital ratios defined by GAAP and banking regulators. Because GAAP does not include these capital ratio measures, Trustmark believes there are no comparable GAAP financial measures to these tangible common equity ratios. Despite the importance of these measures to Trustmark, there are no standardized definitions for them and, as a result, Trustmark’s calculations may not be comparable with other organizations. Also, there may be limits in the usefulness of these measures to investors. As a result, Trustmark encourages readers to consider its audited consolidated financial statements and the notes related thereto in their entirety and not to rely on any single financial measure.

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
March 31, 2022
($ in thousands)
(unaudited)

Note 6 – Non-GAAP Financial Measures (continued)

		Quarter Ended
		3/31/2022	12/31/2021	9/30/2021	6/30/2021	3/31/2021
TANGIBLE EQUITY
AVERAGE BALANCES
Total shareholders' equity		$1,713,752	$1,758,123	$1,782,304	$1,780,705	$1,759,351
Less: Goodwill		(384,237)	(384,237)	(384,237)	(384,237)	(385,155)
Identifiable intangible assets		(4,879)	(5,382)	(5,899)	(6,442)	(7,118)
Total average tangible equity		$1,324,636	$1,368,504	$1,392,168	$1,390,026	$1,367,078

PERIOD END BALANCES
Total shareholders' equity		$1,631,382	$1,741,311	$1,768,947	$1,779,309	$1,759,705
Less: Goodwill		(384,237)	(384,237)	(384,237)	(384,237)	(384,237)
Identifiable intangible assets		(4,591)	(5,074)	(5,621)	(6,170)	(6,724)
Total tangible equity	(a)	$1,242,554	$1,352,000	$1,379,089	$1,388,902	$1,368,744

TANGIBLE ASSETS
Total assets		$17,441,551	$17,595,636	$17,364,644	$17,098,132	$16,878,313
Less: Goodwill		(384,237)	(384,237)	(384,237)	(384,237)	(384,237)
Identifiable intangible assets		(4,591)	(5,074)	(5,621)	(6,170)	(6,724)
Total tangible assets	(b)	$17,052,723	$17,206,325	$16,974,786	$16,707,725	$16,487,352
Risk-weighted assets	(c)	$12,691,545	$12,623,630	$12,324,254	$12,256,492	$12,188,988

NET INCOME ADJUSTED FOR INTANGIBLE AMORTIZATION
Net income		$29,211	$26,222	$21,200	$47,981	$51,962
Plus: Intangible amortization net of tax		362	411	412	415	500
Net income adjusted for intangible amortization		$29,573	$26,633	$21,612	$48,396	$52,462
Period end common shares outstanding	(d)	61,463,392	61,648,679	62,461,832	62,773,226	63,394,522

TANGIBLE COMMON EQUITY MEASUREMENTS
Return on average tangible equity (1)		9.05%	7.72%	6.16%	13.96%	15.56%
Tangible equity/tangible assets	(a)/(b)	7.29%	7.86%	8.12%	8.31%	8.30%
Tangible equity/risk-weighted assets	(a)/(c)	9.79%	10.71%	11.19%	11.33%	11.23%
Tangible book value	(a)/(d)*1,000	$20.22	$21.93	$22.08	$22.13	$21.59

COMMON EQUITY TIER 1 CAPITAL (CET1)
Total shareholders' equity		$1,631,382	$1,741,311	$1,768,947	$1,779,309	$1,759,705
CECL transition adjustment		19,500	26,000	26,419	26,671	26,829
AOCI-related adjustments		148,656	32,560	19,080	10,641	16,506
CET1 adjustments and deductions:
Goodwill net of associated deferred tax liabilities (DTLs)		(370,240)	(370,252)	(370,264)	(370,276)	(370,288)
Other adjustments and deductions for CET1 (2)		(4,015)	(4,392)	(4,817)	(5,243)	(5,675)
CET1 capital	(e)	1,425,283	1,425,227	1,439,365	1,441,102	1,427,077
Additional tier 1 capital instruments plus related surplus		60,000	60,000	60,000	60,000	60,000
Tier 1 capital		$1,485,283	$1,485,227	$1,499,365	$1,501,102	$1,487,077

Common equity tier 1 capital ratio	(e)/(c)	11.23%	11.29%	11.68%	11.76%	11.71%

(1)	Calculation = ((net income adjusted for intangible amortization/number of days in period)*number of days in year)/total average tangible equity.
(2)	Includes other intangible assets, net of DTLs, disallowed deferred tax assets (DTAs), threshold deductions and transition adjustments, as applicable.

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
March 31, 2022
($ in thousands)
(unaudited)

Note 6 – Non-GAAP Financial Measures (continued)

Trustmark discloses certain non-GAAP financial measures because Management uses these measures for business planning purposes, including to manage Trustmark’s business against internal projected results of operations and to measure Trustmark’s performance. Trustmark views these as measures of our core operating business, which exclude the impact of the items detailed below, as these items are generally not operational in nature. These non-GAAP financial measures also provide another basis for comparing period-to-period results as presented in the accompanying selected financial data table and the audited consolidated financial statements by excluding potential differences caused by non-operational and unusual or non-recurring items. Readers are cautioned that these adjustments are not permitted under GAAP. Trustmark encourages readers to consider its consolidated financial statements and the notes related thereto in their entirety, and not to rely on any single financial measure.

The following table presents pre-provision net revenue (PPNR) during the periods presented:

			Quarter Ended
			3/31/2022	12/31/2021	9/30/2021	6/30/2021	3/31/2021

	Net interest income (GAAP)		$99,344	$98,326	$98,266	$119,423	$102,336
	Noninterest income (GAAP)		54,115	50,767	54,149	56,411	60,583
	Pre-provision revenue	(a)	$153,459	$149,093	$152,415	$175,834	$162,919

	Noninterest expense (GAAP)		$121,519	$119,469	$129,600	$118,679	$121,548
Less:	Voluntary early retirement program		—	—	(5,700)	—	—
	Regulatory settlement charge		—	—	(5,000)	—	—
	Adjusted noninterest expense - PPNR (Non-GAAP)	(b)	$121,519	$119,469	$118,900	$118,679	$121,548

	PPNR (Non-GAAP)	(a)-(b)	$31,940	$29,624	$33,515	$57,155	$41,371

The following table presents Trustmark’s calculation of its efficiency ratio for the periods presented:

			Quarter Ended
			3/31/2022	12/31/2021	9/30/2021	6/30/2021	3/31/2021

Total noninterest expense (GAAP)			$121,519	$119,469	$129,600	$118,679	$121,548
Less:	Other real estate expense, net		(35)	(336)	(1,357)	(1,511)	(324)
Amortization of intangibles			(482)	(548)	(549)	(553)	(666)
Charitable contributions resulting in state tax credits			(375)	(391)	(350)	(355)	(350)
Voluntary early retirement program			—	—	(5,700)	—	—
	Regulatory settlement charge		—	—	(5,000)	—	—
Adjusted noninterest expense (Non-GAAP)		(c)	$120,627	$118,194	$116,644	$116,260	$120,208

Net interest income (GAAP)			$99,344	$98,326	$98,266	$119,423	$102,336
Add:	Tax equivalent adjustment		3,003	2,906	2,947	2,957	2,894
Net interest income-FTE (Non-GAAP)		(a)	$102,347	$101,232	$101,213	$122,380	$105,230

Noninterest income (GAAP)			$54,115	$50,767	$54,149	$56,411	$60,583
Add:	Partnership amortization for tax credit purposes		1,336	2,455	2,045	1,989	1,522
Adjusted noninterest income (Non-GAAP)		(b)	$55,451	$53,222	$56,194	$58,400	$62,105

Adjusted revenue (Non-GAAP)		(a)+(b)	$157,798	$154,454	$157,407	$180,780	$167,335

Efficiency ratio (Non-GAAP)		(c)/((a)+(b))	76.44%	76.52%	74.10%	64.31%	71.84%